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                                                                     EXHIBIT 5.1

[HONIGMAN LETTERHEAD]


                                November 15, 2004



Handleman Company
500 Kirts Boulevard
Troy, Michigan 48084


RE:       REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         We have represented Handleman Company, a Michigan corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-8 (the "Registration Statement"), for registration of a maximum of 750,000 of the Company's Common Shares (the "Common Stock"), to be issued under or pursuant to restricted stock awards, performance share awards or stock options granted under the Handleman Company 2004 Stock Plan (the "Plan").

         Based upon our examination of such documents and other matters as we deem relevant, it is our opinion that the shares of the Common Stock to be offered by the Company under the Plan pursuant to the Registration Statement have been duly authorized and, when issued by the Company in accordance with the Plan and any restricted stock awards, performance share awards or stock option grants issued thereunder, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder.

                                    Very truly yours,

                                    /S/ HONIGMAN MILLER SCHWARTZ AND COHN
                                    LLP


                                    HONIGMAN MILLER SCHWARTZ AND COHN LLP

DJK/dwr
DETROIT.1397278.1



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                                   48226-3506
                       DETROIT O LANSING O OAKLAND COUNTY